As filed with the Securities and Exchange Commission on March 25, 2004
                                                        Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------
                     POTASH CORPORATION OF SASKATCHEWAN INC.
             (Exact name of registrant as specified in its charter)

                                     Canada
         (State or other jurisdiction of incorporation or organization)

                                       N/A
                      (I.R.S. Employer Identification No.)

                             122 - 1st Avenue South
                     Saskatoon, Saskatchewan, Canada S7K 7G3
                                  306-933-8500
              (Address, including zip code, and telephone number of
                   registrant's principal executive offices)

                     POTASH CORPORATION OF SASKATCHEWAN INC.
                   STOCK OPTION PLAN - OFFICERS AND EMPLOYEES
                                       AND
                         STOCK OPTION PLAN -- DIRECTORS
                           (Full Titles of the Plans)


                                William J. Doyle
                     Potash Corporation of Saskatchewan Inc.
                             122 - 1st Avenue South
                     Saskatoon, Saskatchewan, Canada S7K 7G3
                                  306-933-8500
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                            -------------------------
                                 with copies to:
                                Craig Brod, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                               New York, NY 10006
                                 (212) 225-2000



                         CALCULATION OF REGISTRATION FEE
----------------------- ------------------- ------------------- ------------------- -----------------
 Title of Securities          Amount         Proposed Maximum    Proposed Maximum      Amount of
        to be                 to be         Offering Price Per      Aggregate         Registration
    Registered (2)        Registered (1)        Share (2)         Offering Price        Fee (2)
----------------------- ------------------- ------------------- ------------------- -----------------
Common Shares,
no par Value                4,000,000        $77.80               $311,200,000      $39,429.04
----------------------- ------------------- ------------------- ------------------- -----------------


(1) Consists of Common Shares of Potash Corporation of Saskatchewan Inc. (the "Registrant") to be issued pursuant to the Potash Corporation of Saskatchewan Inc. Stock Option Plan - Officers and Employees and the Potash Corporation of Saskatchewan Inc. Stock Option Plan - Directors (collectively, the "Plan").

(2) Estimated solely for purposes of calculation of the registration fee, based upon the average of the high and low prices of the Common Shares reported on the New York Stock Exchange Composite Tape on March 23, 2004 pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The contents of the Registrant's Registration Statement on Form S-8 filed with the Commission on December 21, 2001 (Registration No. 333-75744) are incorporated by reference in this Registration Statement.

Item 6.  Indemnification of Directors and Officers

         Section 124 of The Canada Business Corporations Act authorizes corporations to indemnify past and present directors, officers and certain other individuals for liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) if such individual acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if such individual had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

         Section 11(4) of the Registrant's Bylaws provides that the Registrant shall indemnify directors and officers to the extent required or permitted by law.

         The Registrant has entered into agreements with its directors and officers (each an "Indemnitee") to indemnify the Indemnitee, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer and/or director of (i) the Registrant or (ii) if at the request of the Registrant, of an organization of which the Registrant is a shareholder or creditor.

         The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Item 8.  Exhibits

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     4.1 Potash Corporation of Saskatchewan Inc. Stock Option Plan - Officers and Employees

     4.2  Potash Corporation of Saskatchewan Inc. Stock Option Plan - Directors

     5.1 Opinion of Robertson Stromberg Pedersen LLP, Canadian counsel to the Registrant, as to the legality of the shares being registered

     23.1 Consent of Deloitte & Touche LLP, independent public accountants for the Registrant

     23.2 Consent of Robertson Stromberg Pedersen LLP, included in Exhibit 5.1

     24.1 Power of Attorney, included on signature page

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on the 25th day of March, 2004.

                                     POTASH CORPORATION OF SASKATCHEWAN INC.



                                     By:  /s/ William J. Doyle
                                          -------------------------------------
                                          William J. Doyle
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

                  Each person whose signature appears below constitutes and appoints William J. Doyle, Wayne R. Brownlee and John L.M. Hampton, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on the dates indicated below.




Name                           Title                             Date
----                           -----                             ----


/s/ Dallas J. Howe
-------------------------      Chair                             March 25, 2004
Dallas J. Howe


/s/ Wayne R. Brownlee
-------------------------      Senior Vice President,            March 25, 2004
Wayne R. Brownlee              Treasurer and Chief Financial
                               Officer (Principal financial
                               and accounting officer)


/s/ Frederick J. Blesi
---------------------------    Director                          March 25, 2004
Frederick J. Blesi


/s/ John W. Estey
---------------------------    Director                          March 25, 2004
John W. Estey


/s/ Wade Fetzer III
---------------------------    Director                          March 25, 2004
Wade Fetzer III


/s/ Alice D. Laberge
---------------------------    Director                          March 25, 2004
Alice D. Laberge


/s/ Jeffrey J. McCaig
---------------------------    Director                          March 25, 2004
Jeffrey J. McCaig

/s/ Mary Mogford
---------------------------    Director                          March 25, 2004
Mary Mogford


/s/ Paul J. Schoenhals
---------------------------    Director                          March 25, 2004
Paul J. Schoenhals


/s/ E. Robert Stromberg, Q.C.
---------------------------    Director                          March 25, 2004
E. Robert Stromberg, Q.C.


/s/ Jack G.Vicq
---------------------------    Director                          March 25, 2004
Jack G.Vicq


/s/ Elena Viyella de Paliza
---------------------------    Director                          March 25, 2004
Elena Viyella de Paliza






PCS Administration (USA), Inc. Authorized Representative in      March 25, 2004
                               the United States


/s/ Barbara Jane Irwin
-------------------------------------------
Barbara Jane Irwin, Senior Vice President,
Administration

         EXHIBIT INDEX

    Exhibit No.      Description                           Method of Filing

        4.1          Potash Corporation of Saskatchewan    Filed herewith
                     Inc. Stock Option Plan - Officers
                     and Employees

        4.2          Potash Corporation of Saskatchewan    Filed herewith
                     Inc. Stock Option Plan - Directors

        5.1          Opinion of Robertson Stromberg        Filed herewith
                     Pedersen LLP, Canadian counsel to
                     the Registrant, as to the legality
                     of the shares being registered

       23.1          Consent of                            Filed herewith
                     Deloitte & Touche LLP

       23.2          Consent of Robertson Stromberg        Filed herewith
                     Pedersen LLP (included in Exhibit
                     5.1)

       24.1          Power of Attorney, included on        Filed herewith
                     signature page